Exhibit 10.1

PURCHASER SUPPORT AGREEMENT

This PURCHASER SUPPORT AGREEMENT, dated as of September 9, 2022 (this “Agreement”), is entered into by and among the persons listed on Exhibit A hereto (each, a “Supporter”), Nature’s Miracle Incorporated, a Delaware corporation (the “Company”), and Lakeshore Acquisition II Corp., a Cayman Islands exempted company (“Purchaser”). Capitalized terms used but not defined in this Agreement shall have the meanings ascribed to them in the Purchase Agreement (as defined below).

WHEREAS, Purchaser and the Company are parties to that certain Agreement and Plan of Merger, dated as of the date hereof, as amended, modified or supplemented from time to time (the “Purchase Agreement”), pursuant to which, among other things, Purchaser will, upon the terms and subject to the conditions thereof, purchase all of the issued and outstanding capital stock of the Company (the “Acquisition”), with the Company becoming a wholly-owned subsidiary of Purchaser;

WHEREAS, as of the date hereof, each Supporter owns the number of ordinary shares, par value $0.0001 (including ordinary shares underlying other securities), of Purchaser set forth on Exhibit A (all such shares, or any successor or additional shares of Purchaser of which ownership of record or the power to vote is hereafter acquired by such Supporter prior to the termination of this Agreement, being referred to herein as the “Supporter Shares”); and

WHEREAS, in order to induce the Company to enter into the Purchase Agreement, each Supporter is executing and delivering this Agreement to the Company.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree as follows:

1.            Voting Agreements. Each Supporter, in such Supporter’s capacity as a shareholder of Purchaser, irrevocably agrees that, during the term of this Agreement, at the extraordinary general meeting of Purchaser’s shareholders (the “Purchaser Extraordinary General Meeting”) to be called and held in connection with the transactions contemplated by the Purchase Agreement (the “Transactions”), or at any other meeting of Purchaser’s shareholders called and held for such purpose (whether ordinary or extraordinary and whether or not an adjourned or postponed meeting, however called and including any adjournment or postponement thereof), and in connection with any written consent of Purchaser’s shareholders related to the transactions contemplated by the Purchase Agreement (the Purchaser Extraordinary General Meeting and all other meetings or consents related to the Purchase Agreement, collectively referred to herein as the “Meeting”), such Supporter shall:

(a)	when the Meeting is held, appear at the Meeting or otherwise cause the Supporter Shares owned by such Supporter to be counted as present thereat for the purpose of establishing a quorum;

(b)	vote (or execute and return an action by written consent), or cause to be voted at the Meeting (or validly execute and return and cause such consent to be granted with respect to), all of the Supporter Shares owned by such Supporter in favor of each of the Purchaser Shareholder Approval Matters; and

(c)	vote (or execute and return an action by written consent), or cause to be voted at the Meeting (or validly execute and return and cause such consent to be granted with respect to), all of the Supporter Shares owned by such Supporter against any other action that would reasonably be expected to (x) impede, interfere with, delay, postpone or adversely affect the Acquisition or any of the Transactions, (y) result in a breach of any covenant, representation or warranty or other obligation or agreement of Purchaser under the Purchase Agreement or (z) result in a breach of any covenant, representation or warranty or other obligation or agreement of such Supporter contained in this Agreement.

2.            Restrictions on Transfer. Each Supporter agrees that, during the term of this Agreement, such Supporter shall not sell, assign or otherwise transfer any of the Supporter Shares owned by such Supporter unless the buyer, assignee or transferee thereof executes a joinder agreement to this Agreement in a form reasonably acceptable to the Company. Purchaser shall not register any sale, assignment or transfer of the Supporter Shares on Purchaser’s transfer (book entry or otherwise) that is not in compliance with this Section 2.

3.            Waiver of Anti-Dilution Protection. Each Supporter hereby waives, forfeits, surrenders and agrees not to exercise, assert or claim, to the fullest extent permitted by applicable Law, any anti-dilution protection (if any) pursuant to the Organizational Documents of Purchaser in connection with the Transactions. Each Supporter acknowledges and agrees that (i) this Section 3 shall constitute written consent waiving, forfeiting and surrendering any anti-dilution protection pursuant to the Organizational Documents of Purchaser in connection with the Transactions; and (ii) such waiver, forfeiture and surrender granted hereunder shall only terminate upon the termination of this Agreement.

4.            No Redemption. Each Supporter irrevocably and unconditionally agrees that, from the date hereof and until the termination of this Agreement, such Supporter shall not elect to cause Purchaser to redeem any Supporter Shares now or at any time legally or beneficially owned by such Supporter or submit or surrender any of its Supporter Shares for redemption, in connection with the Transactions or otherwise.

5.            New Securities. During the term of this Support Agreement, in the event that, (a) any shares of Purchaser Common Stock or other equity securities of Purchaser are issued to a Supporter after the date of this Agreement pursuant to any stock dividend, stock split, recapitalization, reclassification, combination or exchange of Purchaser securities owned by the Supporter, (b) a Supporter purchases or otherwise acquires beneficial ownership of any shares of Purchaser Common Stock or other equity securities of Purchaser after the date of this Agreement, or (c) a Supporter acquires the right to vote or share in the voting of any Purchaser Common Stock or other equity securities of Purchaser after the date of this Agreement (such Purchaser Common Stock or other equity securities of Purchaser, collectively the “New Securities”), then such New Securities acquired or purchased by such Supporter shall be subject to the terms of this Agreement to the same extent as if they constituted the Supporter Shares as of the date hereof.

6.            No Challenge. Each Supporter agrees not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Purchaser, Merger Sub, the Company or any of their respective successors or directors (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Support Agreement or the Merger Agreement or (b) alleging a breach of any fiduciary duty of any Person in connection with the evaluation, negotiation or entry into the Merger Agreement.

7.            Consent to Disclosure. Each Supporter hereby consents to the publication and disclosure in the Form S-4 and the Proxy Statement (and, as and to the extent otherwise required by applicable securities Laws or the SEC or any other securities authorities, any other documents or communications provided by Purchaser or the Company to any Authority or to securityholders of Purchaser or the Company) of such Supporter’s identity and beneficial ownership of Supporter Shares and the nature of such Supporter’s commitments, arrangements and understandings under and relating to this Agreement and, if deemed appropriate by Purchasert or the Company, a copy of this Agreement. Each Supporter will promptly provide any information reasonably requested by Purchaser or the Company for any regulatory application or filing made or approval sought in connection with the Transactions (including filings with the SEC). Each Supporter shall not issue any press release or otherwise make any public statements with respect to the Transactions or the transactions contemplated herein without the prior written approval of the Company and Purchaser.

8.          Lock-Up. Subject to the consummation of the Acquisition, each Supporter shall be restricted from selling, transferring or otherwise disposing of, directly or indirectly, any Purchaser Common Stock converted into or received by such Supporter as a result of the Acquisition (the “Lock-up Shares”) in the same way as set forth in the lock-up provisions of the Purchaser’s final prospectus filed with the U.S. Securities and Exchange Commission on March 10, 2022 (the “Final Prospectus”). Each Supporter hereby authorizes and requests Purchaser to notify Purchaser’s transfer agent that there is a stop transfer order with respect to all of the Lock-up Shares.

9.          Fees; Loan Repayments. Except as provided in the Final Prospectus and the Letter Agreement, dated March 8, 2022, by and among Purchaser and its officers, directors and shareholders, none of the Supporters nor any affiliate of any Supporter, nor any director or officer of Purchaser, shall receive from Purchaser any finder’s fee, reimbursement, consulting fee, non-cash payments, monies in respect of any repayment of a loan or other compensation prior to the Acquisition.

10.        Supporter Representations. Each Supporter represents and warrants to Purchaser and the Company, as of the date hereof, that:

(a)	such Supporter has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked;

(b)	such Supporter has full right and power, without violating any agreement to which such Supporter is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer), to enter into this Agreement;

(c)	(i) if such Supporter is not an individual, then such Supporter is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is organized, and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby are within such Supporter’s organizational powers and have been duly authorized by all necessary organizational actions on the part of such Supporter and (ii) if such Supporter is an individual, then the signature on this Agreement is genuine, and such Supporter has legal competence and capacity to execute the same;

(d)	this Agreement has been duly executed and delivered by such Supporter and, assuming due authorization, execution and delivery by the other parties to this Agreement, this Agreement constitutes a legally valid and binding obligation of such Supporter, enforceable against such Supporter in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies);

(e)	the execution and delivery of this Agreement by such Supporter does not, and the performance by such Supporter of such Supporter’s obligations hereunder will not, (i) conflict with or result in a violation of the organizational documents of such Supporter, or (ii) require any consent or approval from any third party that has not been given or other action that has not been taken by any third party, in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by such Supporter of such Supporter’s obligations under this Agreement;

(f)	there are no Actions pending against such Supporter or, to the knowledge of such Supporter, threatened against such Supporter, before (or, in the case of threatened Actions, that would be before) any Authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by such Supporter of such Supporter’s obligations under this Agreement;

(g)	no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with this Agreement or any of the respective transactions contemplated hereby, based upon arrangements made by such Supporter or, to the knowledge of such Supporter, by Purchaser;

(h)	such Supporter has had the opportunity to read the Purchase Agreement and this Agreement and has had the opportunity to consult with such Supporter’s tax and legal advisors;

(i)	such Supporter has not entered into, and shall not enter into, any agreement that would prevent such Supporter from performing any of such Supporter’s obligations hereunder;

(j)	such Supporter has good title to the Supporter Shares opposite such Supporter’s name on Exhibit A, free and clear of any Liens other than Permitted Liens, and such Supporter has the sole power to vote or cause to be voted such Supporter Shares; and

(k)	the Supporter Shares set forth opposite such Supporter’s name on Exhibit A are the only Supporter Shares owned of record or beneficially owned by such Supporter as of the date hereof, and none of such Supporter Shares are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such Supporter Shares that is inconsistent with such Supporter’s obligations pursuant to this Agreement.

11.        Damages; Remedies. Each Supporter hereby agrees and acknowledges that (a) Purchaser and the Company would be irreparably injured in the event of a breach by such Supporter of such Supporter’s obligations under this Agreement, (b) monetary damages may not be an adequate remedy for such breach and (c) the non-breaching party shall be entitled to injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach, without the requirement to post any bond or other security or to prove that money damages would be inadequate. Each of the parties further waives (i) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement to post security or a bond as prerequisite to obtaining equitable relief.

12.      Entire Agreement; Amendment. This Agreement and the other agreements referenced herein constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

13.            Assignment. No party hereto may, except in accordance with Section 2, assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other parties. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Agreement shall be binding on each Supporter, Purchaser and the Company and each of their respective successors, heirs, personal representatives and assigns and permitted transferees.

14.        Counterparts. This Agreement may be executed in any number of original, electronic or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

15.            Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

16.            Governing Law; Jurisdiction; Jury Trial Waiver. Section 10.5, Section 10.6, and Section 10.7 of the Purchase Agreement are incorporated by reference herein to apply with full force to any disputes arising under this Agreement.

17.            Notice. Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent or given in accordance with the terms of Section 10.2 of the Purchase Agreement to the applicable party, with respect to the Company and Purchaser, at the respective addresses set forth in Section 10.2 of the Purchase Agreement, and, with respect to Supporter, at the address set forth on Exhibit A.

18.            Termination. This Agreement shall commence on the date hereof and shall terminate on the earliest of (i) the mutual written consent of Purchaser, the Company and the Supporter, (ii) the Closing (following the performance of the obligations of the parties hereunder required to be performed at or prior to the Closing), or (iii) the termination of the Purchase Agreement in accordance with its terms. No such termination shall relieve each Supporter, Purchaser or the Company from any liability resulting from a breach of this Agreement occurring prior to such termination. Notwithstanding anything to the contrary herein, the provisions of this Section 15 shall survive the termination of this Support Agreement.

19.            Adjustment for Stock Split. If, and as often as, there are any changes in Purchaser or the Supporter Shares by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization, recapitalization or business combination, or by any other means, equitable adjustment shall be made to the provisions of this Agreement as may be required so that the rights, privileges, duties and obligations hereunder shall continue with respect to each Supporter, Purchaser, the Company, the Supporter Shares as so changed.

20.            Further Actions. Each of the parties hereto agrees to execute and deliver hereafter any further document, agreement or instrument of assignment, transfer or conveyance as may be necessary or desirable to effectuate the purposes hereof and as may be reasonably requested in writing by another party hereto.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

NATURE’S MIRACLE INCORPORATED

By:
Name:
Title:

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

LAKESHORE ACQUISITION II CORP.

By:
Name:	Bill Chen
Title:	Chief Executive Officer

REDONE INVESTMENT LIMITED

By:
Name:	Bill Chen
Title:	Manager

[Signature Page to Purchaser Support Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

[Supporters]

[Signature Page to Purchaser Support Agreement]